UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
Check the appropriate box:
☐	Preliminary Proxy Statement
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☑	Definitive Information Statement

IMMEDIATEK, INC.

(Name of Registrant as Specified In Its Charter)

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WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
IMMEDIATEK, INC.
320 South Walton
Dallas, Texas 75226
     This Information Statement is being furnished to all holders of record of shares of our common stock and Series A Convertible Preferred Stock as of the close of business on April 11, 2007. The purpose of this Information Statement is to inform our stockholders that by written consent, dated April 12, 2007, the holder of 96.2% of our outstanding voting stock authorized or approved the following actions:
1.	The removal of Paul Marin from our board of directors;

2.	The election of Darin Divinia and Corey Prestidge as directors for one year terms; and

3.	The ratification of the appointment of KBA Group LLP as our independent registered public accounting firm.
     The actions taken by the majority stockholder will not become effective until at least 20 days after the initial mailing of this Information Statement to the other stockholders, or May 24, 2007. This Information Statement is first being mailed to stockholders on or about May 4, 2007. This Information Statement also shall be considered the notice required under Section 78.370 of the Nevada Revised Statutes. A copy of our Annual Report is enclosed, as well.
     THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THESE MATTERS.
By Order of the Board of Directors:
/s/ TRAVIS HILL
Travis Hill
Chief Executive Officer
Dated: April 27, 2007

IMMEDIATEK, INC.
INFORMATION STATEMENT

IMMEDIATEK, INC.
320 South Walton
Dallas, Texas 75226
Telephone: (214) 744-8801
Facsimile: (214) 744-8811
INFORMATION STATEMENT
WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE NECESSARY AUTHORIZATIONS AND APPROVALS ALREADY HAVE BEEN OBTAINED BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER. A VOTE OR WRITTEN CONSENT OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.
GENERAL INFORMATION
     This Information Statement provides information about us and actions proposed by, and taken by written consent of, our majority stockholder. A copy of our 2006 Annual Report also is being sent with this Information Statement. The following questions and answers provide information about this Information Statement.
Why have I received these materials?
We are required to deliver this Information Statement to all holders of our voting stock on the record date, April 11, 2007, to inform them that on April 12, 2007, the majority stockholder took certain actions by written consent without a meeting that normally requires a meeting of stockholders.
This Information Statement is being sent to you because you are a holder of our common stock or Series A Convertible Preferred Stock on the record date. As of the record date, 474,807 shares of our common stock and 4,392,286 shares of our Series A Convertible Preferred Stock were outstanding.
What actions did the majority holder of the voting stock approve or authorize?
1.	The removal of Paul Marin from our board of directors;

2.	The election of Darin Divinia and Corey Prestidge to our board of directors for a term of one year; and

3.	The ratification of the appointment of KBA Group LLP as our registered independent public accounting firm.
How many votes were needed for the approval or authorization of these actions?
The removal of a director requires the affirmative vote or written consent of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. Directors are elected by a plurality. Therefore, the two director candidates that received the most “FOR” votes are elected to the two seats on the board of directors that are being filled. The ratification of the appointment of KBA Group LLP as our independent registered public accounting firm requires the affirmative vote or written consent of a majority of the shares entitled to vote at a meeting of stockholders.

Who is the majority stockholder that authorized or approved these actions and what percent of the voting stock does it hold?
Radical Holdings LP is the majority stockholder who proposed the removal of Paul Marin from our board of directors and recommended the two director candidates for election. Radical Holdings LP also is the stockholder who authorized or approved these actions by written consent. As of the record date, Radical Holdings LP owned 114,954 shares of our common stock and 4,392,286 shares of our Series A Convertible Preferred Stock.
Each share of our common stock is entitled to one vote on each matter. A holder of a share of our Series A Convertible Preferred Stock is entitled to vote on all matters required or permitted to be voted upon by our stockholders. Each holder of a share of our Series A Convertible Preferred Stock is entitled to the number of votes equal to the largest number of full shares of our common stock into which all shares of the Series A Convertible Preferred Stock held by that holder could be converted. As of the record date, Radical Holdings LP owned all of the outstanding shares of Series A Convertible Preferred Stock and those shares of Series A Convertible Preferred Stock were convertible into 9,021,333 shares of our common stock. Accordingly, Radical Holdings LP held 96.2% of the voting power on the record date, which is sufficient to approve or authorize all of these actions.
Why is it that the majority stockholder can do this without having to hold a meeting and having to send out proxies to all stockholders?
Section 2.17 of our Bylaws and Section 78.320 of the Nevada Revised Statutes permit any corporate action, upon which a vote of stockholders is required or permitted, to be taken without a meeting, provided that written consents are received from stockholders having at least the requisite number of shares that would be necessary to authorize or take such action if a meeting was held at which all shares entitled to vote thereon were present and voted.
Is it necessary for me to do anything?
No. No other votes or written consents are necessary or required. These actions will be effective on or about May 24, which is at least 20 days after the initial mailing of this Information Statement.
Who is paying for this Information Statement?
We are paying for the costs of preparing and mailing this Information Statement. We also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward this Information Statement and its associated materials to the beneficial owners of our common stock and Series A Convertible Preferred Stock.
Do I have appraisal rights?
No. Our stockholders do not have the right to an appraisal of their shares of stock or any similar dissenters’ rights under applicable law.

ACTION ONE
STOCKHOLDER PROPOSAL — REMOVAL OF DIRECTOR
General
     Under Section 78.335 of the Nevada Revised Statutes, members of our board of directors may be removed by a vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. Section 3.14 of our Bylaws also permits the removal of directors by a vote of stockholders.
     On April 6, 2007, Paul Marin’s employment with us and our wholly-owned subsidiary, DiscLive, Inc., was terminated. In connection with that termination, Mr. Marin was asked to resign from our board of directors and the board of directors of DiscLive, Inc., which he refused. As the sole stockholder of DiscLive, Inc. and as permitted by Delaware General Corporation Law, we removed Mr. Marin from the board of directors of DiscLive, Inc. on April 6, 2007.
     This action is to remove Mr. Marin from our board of directors and was proposed and submitted to us by Radical Holdings LP, whose address is 5424 Deloache Avenue, Dallas, Texas 75220 and who owns 96.2% of our issued and outstanding voting stock on the record date. Following the removal of Mr. Marin from our board of directors, Mr. Marin will no longer hold any positions with us.
Director Removed
     Mr. Marin has served on our board of directors since 2003 and the board of directors of DiscLive, Inc. since 2004. Prior to his termination, Mr. Marin served as the President and Secretary of DiscLive, Inc. and us since July 2006. Prior to that, he served as Chief Operating Officer of DiscLive, Inc. and us. Mr. Marin was not, and continues not to be, considered an independent director, as set forth by the rules of the American Stock Exchange, the rules we have selected to follow to determine independence.
Vote Required; Manner of Approval
     Under Section 78.335 of the Nevada Revised Statutes and Section 3.14 of our Bylaws, a director may be removed from our board of directors by stockholders representing not less than two-thirds of the voting power of our issued and outstanding stock entitled to vote. Section 2.17 of our Bylaws and Section 78.320 of the Nevada Revised Statutes permit any corporate action, upon which a vote of stockholders is required or permitted, to be taken without a meeting, provided that written consents are received from stockholders having at least the requisite number of shares that would be necessary to authorize or take such action if a meeting was held at which all shares entitled to vote thereon were present and voted. Accordingly, the removal of a director from our board of directors may be effected by a written consent executed by stockholders representing at least two-thirds of our outstanding stock entitled to vote. Since Radical Holdings LP represents 96.2% of our outstanding voting stock on the record date, the written consent that it delivered on April 12, 2007, is sufficient to remove Mr. Marin from our board of directors and no further vote, approval or consent of stockholders is required to approve or authorize this action.
Effective Date
     Mr. Marin will be removed from our board of directors effective 20 days following the initial mailing of this Information Statement, or May 24, 2007.

ACTION TWO
ELECTION OF DIRECTORS
General
     Our majority stockholder recommended and elected the two director candidates named below. Our board of directors oversees the management of us on your behalf. The board of directors reviews our long-term strategic plans and exercises direct decision-making authority on key issues, such as the terms of material agreements. Just as important, our board of directors chooses the Chief Executive Officer, sets the scope of his authority to manage our day-to-day operations and evaluates his performance.
     All of the directors recommended and elected by our majority stockholder are not directly employed by us. They are, however, employed by Radical Incubation LP, an affiliate of our majority stockholder, Radical Holdings LP. Since June 8, 2006, personnel of Radical Incubation LP, including the two nominated and elected directors below, have provided certain management services, including, among others, legal, financial and technology services, to us and DiscLive, Inc. We estimated that the cost of those services was approximately $29,000 during the period from June 8, 2006 through December 31, 2006. The cost of those services was determined by multiplying the hourly rate of the personnel providing those services by the estimated number of hours expended performing those services. Since Radical Incubation LP did not require payment for those services, we recorded the costs of those services as a deemed contribution by Radical Holdings LP. In February 2007, we entered into a Management Services Agreement with Radical Incubation LP that provides for the provision of these services going forward. Under the Management Services Agreement, these services are provided to DiscLive, Inc. and us at a cost of $3,500 per month; however, we are not required to pay for these services or reimburse expenses. Accordingly, we will account for the costs of these services and expenses as deemed contributions to us by Radical Holdings LP. See “Management – Certain Relationships and Related Transactions” on page 12.
     All of the directors recommended and elected by our majority stockholder are independent directors, as set forth by the definition contained in the rules of the American Stock Exchange, the rules we have selected to follow to determine independence. Zach Bair, who served as a director of us until July 2006, and Paul Marin, who serves as a director of us until his removal is effective pursuant to “Action One – Stockholder Proposal – Removal of Director” above, were not independent directors. Since June 8, 2006 (the closing of the issuance and sale of our Series A Convertible Preferred Stock), our board of directors has not been required under the rules of the American Stock Exchange to consist of at least a majority of independent directors because we became a “controlled company” under the rules of the American Stock Exchange on that date. The foregoing determination was based on information known by us and supplied by each of the directors for the purpose of this determination.
     Independent directors are directors that are not executive officers (described below) or employed by us or any of our subsidiaries and are, in the view of our board of directors, free of any material relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities as a director. The following persons will not be considered to be independent:
•	a director who is, or during the past three years was, employed by us or by any of our subsidiaries, other than prior employment as an interim chairman or chief executive officer;

•	a director who accepted, or has an immediate family member (described below) who accepted, any compensation from us or any of our subsidiaries in excess of $60,000 during any period of twelve consecutive months within the past three years, other than:
•	compensation for board or board committee service;

•	compensation paid to an immediate family member who is a non-executive employee of us or any of our subsidiaries;

•	compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year); and

•	benefits under any tax-qualified retirement plan or non-discretionary compensation;
•	a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by us or any of our subsidiaries as an executive officer;

•	a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments (other than those arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs) that exceed five percent of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

•	a director who is, or has an immediate family member who is, employed as an executive officer of another entity where, at any time during the most recent three fiscal years, any of our executive officers serve on that entity’s compensation committee; or

•	a director who is, or has an immediate family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor, who worked on our audit at any time during any of the past three years.
     For purposes of these independence standards, “executive officer” means our president, any vice president of us in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer of us who performs a policy making function or any other person who performs similar policy making functions for us; and “immediate family member” includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person’s home (other than domestic employees).
     The standards for determining whether a director is considered to be independent may become more restrictive in the future. As a result, one or more of our independent directors may cease to be independent.
     Personal information on each of our directors nominated and elected is given below.
     Our board of directors met one time, and acted by unanimous written consent ten times, during 2006. There are no standing committees of our board of directors. Each of our directors attended the meeting of our board of directors. Because we have not held an annual stockholders’ meeting since 2000 and because our majority stockholder has sufficient voting power to take actions without a meeting of our stockholders, our board of directors has not adopted a formal policy with regard to director attendance at annual meetings of stockholders.
Directors Nominated and Elected (Terms expiring in 2008)

Darin Divinia (age 35)	Mr. Divinia has served as a director on our board of directors and the board of directors of DiscLive, Inc., our wholly-owned subsidiary, since July 2006. Mr. Divinia currently serves, and since January 2006 has served, as Director of Technical Services of Radical Incubation LP. Radical Incubation LP is an affiliate of Radical Holdings LP, which is the sole stockholder of our Series A Convertible Preferred Stock. From January 2004 to January 2006, Mr. Divinia served as Director of Network Strategy at Yahoo, Inc. In that position he was responsible for setting the strategic vision for Yahoo’s next generation network infrastructure. Prior to January 2004, Mr. Divinia served as Director of Network Engineering at Yahoo, Inc. and was responsible for all engineering and operational aspects of the global Yahoo! IP network.

Corey Prestidge (age 33)	Mr. Prestidge currently is, and since November 1, 2005 has been, the Associate General Counsel of Radical Incubation LP. Radical Incubation LP is an affiliate of Radical Holdings LP, which is the sole stockholder of our Series A Convertible Preferred Stock. From September 1999 until November 2005, Mr. Prestidge was an associate in the corporate and securities practice group at Jenkens & Gilchrist, a Professional Corporation, a former national law firm that is no longer providing legal services.
Effective Date
     The above named persons will be elected to our board of directors effective 20 days following the initial mailing of this Information Statement, or May 24, 2007.
Director Compensation
     We currently do not pay our directors a fee for attending scheduled and special meetings of the board of directors. We, however, reimburse each director for reasonable travel expenses related to that director’s attendance at meetings of the board of directors.
     The compensation provided to each director for his or her services during all or part of 2006, including Zach Bair, who retired from our board of directors in July 2006, is set forth below. These amounts exclude any compensation provided to a person named below for his service as a named executive officer. See “Management – Executive Compensation” below.
Director Compensation

	Fees earned or			All other
Name	paid in cash ($)	Stock awards ($)	Option Awards ($)	compensation ($)	Total ($)
Darin Divinia	—	—	—	$29,000 (a)	$29,000
Zach Bair	—	—	—	—	—
Paul Marin	—	—	—	—	—

(a)	Since June 8, 2006, personnel of Radical Incubation LP, an affiliate of Radical Holdings LP, have provided certain management services, including, among others, legal, financial technology services, to us and DiscLive, Inc. We estimated the cost of those services was approximately $29,000 during the period from June 8, 2006 through December 31, 2006. The cost of those services was determined by multiplying the hourly rate of the personnel providing those services by the estimated number of hours expended performing those services. Radical Incubation LP did not require payment for those services. Therefore, we recorded the costs of those services as a deemed contribution by Radical Holdings LP. Mr. Divinia is employed by Radical Incubation LP. We entered into a Management Services Agreement with Radical Incubation LP in February 2007 that provides for the provision of these services going forward. See “Management – Certain Relationships and Related Transactions” on page 12.
Board Committees
     Due to the limited size of our board of directors, our board of directors has not created any standing committees of the board of directors. Accordingly, our board of directors performs the roles of the audit committee, compensation committee and nominating committee.

     Audit Committee Function. Since we do not have a standing audit committee, our board of directors selects our independent registered public accounting firm, reviews our filings with the Securities and Exchange Commission, reviews the results and scope of audit and other services provided by our independent registered public accounting firm, including fees, reviews and evaluates our audit and control functions and investigates other areas of concern that may be manifested in our financial reports or underlying accounting controls and systems. Because we do not maintain a standing audit committee, we do not have a written audit committee charter. We have reviewed the education, experience and other qualifications of each member currently serving on, and those nominated and elected to, our board of directors. After that review, we have determined that no member of our board of directors meets the Securities and Exchange Commission’s definition of an “audit committee financial expert” and that no member is independent for audit committee purposes under the applicable rules promulgated by the Securities and Exchange Commission and the American Stock Exchange. We, however, are endeavoring to find a suitable person who qualifies as an “audit committee financial expert” and is independent. Until we are able to satisfy this requirement, we have retained a consultant that is available to assist our board of directors with these duties.
     Compensation Committee Functions. Since we do not have a standing compensation committee, our board of directors performs those functions. Because we do not maintain a standing compensation committee, we do not have a written compensation committee charter. We do not believe that it is necessary to have a compensation committee because, unless the directors designated by the holders of the shares of the Series A Convertible Preferred Stock originally issued under the Securities Purchase Agreement (the agreement pursuant to which those securities where purchased) control our board of directors with respect to all actions, for so long as any shares of the Series A Convertible Preferred Stock originally issued under the Securities Purchase Agreement remain outstanding, except where the vote or written consent of the holders of a greater number of our shares is required by law or by our articles of incorporation, and in addition to any other vote required by law or by our articles of incorporation, we cannot, and we are required to cause our subsidiaries not to, as applicable, without the prior vote or written consent of the holders of at least 75% of the shares of the Series A Convertible Preferred Stock originally issued under the Securities Purchase Agreement then outstanding:
          • increase the salary of any officer or employee or pay any bonus to any officer, director or employee not contemplated in a budget or bonus plan approved by directors designated by the holders of the shares of the Series A Convertible Preferred Stock originally issued under the Securities Purchase Agreement then outstanding; or
          • retain, terminate or enter into any salary or employment negotiations or employment agreement with any employee or any future employee.
     Nominating Committee Functions. See “—Nominations of Directors” below.
Nominations of Directors
     We do not have a standing nominating committee or a committee performing similar functions. Accordingly, our board of directors serves as our nominating committee. Additionally, in accordance with the Investor’s Rights Agreement that we entered into with Radical Holdings LP in connection with its investment in us, for so long as any shares of the Series A Convertible Preferred Stock originally issued under the Securities Purchase Agreement remain outstanding, the holders of a majority-in-interest of the shares of the Series A Convertible Preferred Stock originally issued under the Securities Purchase Agreement then outstanding have the right to designate all the persons to serve as directors on our board of directors and the board of directors of DiscLive, Inc. For that reason, our board of directors believes that it is not necessary for us to have a nominating committee. We have, however, adopted the nomination policy described below.

     Our board of directors has not promulgated any minimum qualifications that nominees must meet in order to be considered. In identifying individuals qualified to become members of our board of directors, our board of directors will take into account all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which we operate, specific skills, general business acumen and the highest personal and professional integrity. Our board of directors will first consider the nominees of Radical Holdings LP pursuant to its rights. Generally, our board of directors will next consider the current members of the board of directors because they meet the criteria listed above and possess an in depth knowledge of us, our history, strengths, weaknesses, goals and objectives.
     All of the members nominated and elected to our board of directors are independent directors, as set forth by the definition contained in the rules of the American Stock Exchange, the rules we have selected to follow to determine independence. Radical Holdings LP, the sole stockholder of the Series A Convertible Preferred Stock, recommended the nominees to our board of directors in connection with the rights granted to it. All nominees to the board of directors were approved by our independent director. As discussed previously, Mr. Marin is not considered to be an independent director.
     Our board of directors will consider stockholder recommendations for candidates to serve on our board of directors. Recommendations of director candidates by stockholders should be forwarded to our Secretary. Our Bylaws require that stockholders give advance notice and furnish certain information to us in order to nominate a person for election as a director. See the discussion under “Submission of Stockholder Proposals — Director Nominations” on page 21.
Stockholder Communications with the Board of Directors
     Stockholders and other interested parties may communicate their concerns about us and our business and affairs to our board of directors. These communications should be sent in the form of written correspondence by mail addressed to Board of Directors, c/o Immediatek, Inc., 320 South Walton, Dallas, Texas 75226, Attention: Secretary or by email to bod@immediatek.com. The communication should indicate whether it is intended for the entire board of directors or a particular member of the board of directors. Our Secretary will forward this correspondence to the appropriate member of the board of directors, who will determine what action, if any, will be taken concerning the correspondence and its contents. If the number of letters or emails received becomes excessive, our board of directors may consider approving a process for review, organization and screening of the correspondence by the Secretary or other appropriate person.
Code of Business Conduct and Ethics
     We have adopted a Code of Business Conduct and Ethics that is applicable to our directors, officers and employees. A copy of this code has been filed as an exhibit to our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, and is also available upon written request from our Secretary or by emailing us at publicfilingsinfo@immediatek.com. Any waivers of the provisions of this code made with respect to any of our directors and executive officers will be filed with a Current Report on Form 8-K.
SECURITY OWNERSHIP
Security Ownership of Certain Beneficial Owners
     The following table sets forth information regarding the number of shares of our common stock and Series A Convertible Preferred Stock beneficially owned on April 11, 2007, by any person or “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known to us to own beneficially more than five percent of our outstanding voting securities.

	Common Stock		Series A Convertible Preferred Stock
	Amount and
	Nature of		Amount and Nature
	Beneficial	Percent of	of Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class (1)	Ownership	Class (2)
Radical Holdings LP c/o Radical Management LLC 5424 Deloache Avenue Dallas, Texas 75220	9,136,287 (3)	96.2%	4,392,286	100.0%

Jess Morgan & Co Inc. 5750 Wilshire Boulevard, Suite 590 Los Angeles, California 90036	98,783 (4)	20.8%	—	—

Paul Marin 5701 Lois Lane Plano, Texas 75024	53,615 (4)	11.3%	—	—

(1)	Based upon 474,807 shares of common stock outstanding as of April 11, 2007.

(2)	Based upon 4,392,286 shares of Series A Convertible Preferred Stock outstanding as of April 11, 2007.

(3)	Includes 9,021,333 shares of common stock acquirable upon the conversion of 4,392,286 shares of Series A Convertible Preferred Stock. Excludes the shares of common stock beneficially owned by Mr. Marin, which Radical Holdings LP has the right to acquire in the event that Mr. Marin proposes to transfer them.

(4)	Based upon information available to us.
Security Ownership of Management
     The following table sets forth information regarding the number of shares of our common stock beneficially owned on April 11, 2007, by each of our directors, serving during 2006 or elected for 2007, each of our executive officers named in the Summary Compensation Table appearing on page 11 and all of our directors, serving during 2006 or elected for 2007, and executive officers as a group. None of our directors, serving during 2006 or elected for 2007, and executive officers beneficially owned any shares of our outstanding Series A Convertible Preferred Stock. Except as otherwise set forth below, the address of each of the persons listed below is c/o Immediatek, Inc., 320 South Walton, Dallas, Texas 75226.

	Amount and nature of	Percent of
Name of beneficial owner	beneficial ownership	class (1)
Darin Divinia	224	*

Corey Prestidge	125	*

Travis Hill	—	—

Paul Marin (2) 5701 Lois Lane Plano, Texas 75024	53,615	11.3%

Zach Bair (3)	—	—
All directors, serving in 2006 or elected for 2007, and executive officers, as a group (4)	53,964	11.4%

*	Represents less than one percent of the outstanding shares of our common stock.

(1)	Based upon 474,807 shares of common stock outstanding as of April 11, 2007.

(2)	Based upon information available to us. Mr. Marin was terminated from his employment with us on April 6, 2007. Mr. Marin will remain a director until his removal is effective. See “Action One – Stockholder Proposal — Removal of Director” above.

(3)	Based upon information available to us. Mr. Bair resigned from all positions with us on July 12, 2006.

(4)	Represents four persons, Messrs. Divinia, Prestidge, Hill and Marin.
Change in Control
     On June 8, 2006, we issued and sold, and Radical Holdings LP purchased, 4,392,286 shares of our Series A Convertible Preferred Stock for an aggregate purchase price of $3.0 million, or $0.68 per share of Series A Convertible Preferred Stock, pursuant to the Securities Purchase Agreement, as amended, or the Purchase Agreement, by and among Radical Holdings LP, or Radical, us and the other parties thereto. The Series A Convertible Preferred Stock is, at the option of the holders of the Series A Convertible Preferred Stock, convertible at any time into that aggregate number of full shares of our common stock representing 95% of the total common stock outstanding after giving effect to the conversion.
     A holder of a share of the Series A Convertible Preferred Stock is entitled to vote on all matters required or permitted to be voted upon by our stockholders. Each holder of a share of the Series A Convertible Preferred Stock is entitled to the number of votes equal to the largest number of full shares of our common stock into which all shares of the Series A Convertible Preferred Stock held by that holder could be converted. As a result and as of June 8, 2006, a change in control of us occurred because Radical beneficially owned 95% of the outstanding securities entitled to vote on matters required or permitted to be submitted to our stockholders. As of the record date, Radical beneficially owns 96.2% of our outstanding voting stock.
     Additionally, for so long as any shares of the Series A Convertible Preferred Stock originally issued under the Purchase Agreement remain outstanding, the holders of a majority-in-interest of the shares of the Series A Convertible Preferred Stock originally issued under the Purchase Agreement then outstanding have the right to designate all the persons to serve as directors on our board of directors and our subsidiaries.
MANAGEMENT
Executive Officers
     Travis Hill (age 34). Mr. Hill has served as the Chief Executive Officer of us and DiscLive, Inc. since July 2006. Prior to that, he was Vice President — Artist Relations of DiscLive, Inc. from April 2006 to July 2006. From 2000 to 2003, Mr. Hill was a named partner in Clarity Entertainment, a management firm for several bands in the southwest region. From 2003 to April 2006, Mr. Hill was the Promotions Director at KZPS and KDGE, both Clear Channel Communications Inc. radio stations. Mr. Hill also is a founding partner of Broken Artist Management, an artist management firm that currently manages bands from the southwest region, including Miser, Isadore and Jennifer. In the past two years, Broken Artist Management has contracted with DiscLive, Inc. to record certain of their artists under management, however, such transactions did not exceed $60,000. In the future, Broken Artist Management may contract with DiscLive to record their artists under management.
Terms of Offices and Relationships
     Our officers are elected annually by our board of directors at a meeting held following each annual meeting of stockholders, or as necessary and convenient in order to fill vacancies or newly created offices. Each officer serves at the discretion of our board of directors. Any officer elected or appointed by our board of directors may be removed by our board of directors or our chief executive officer whenever in its or his judgment our best interests will be served, but a removal shall be without prejudice to the contractual rights, if any, of the person so removed. See “—Employment Agreements.”

     We are not aware of any “family relationships” (as defined in Instruction to Item 401(d) of Regulation S-K promulgated by the Securities and Exchange Commission) among directors, executive officers or persons nominated or elected as directors or executive officers. None of our directors hold directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or pursuant to Section 15(d) of that act or any company registered as an investment company under the Investment Act of 1940.
     Except as described under “Action Two – Election of Directors –Nominations of Directors ” and “Certain Relationships and Related Transactions,” on pages 4 and 12, respectively, there are no arrangements or understandings between any nominee for election as a director or officer and any other person pursuant to which that director was nominated or officer was selected.
     Except as set forth above, we are not aware of any event (as listed in Item 401(d) of Regulation S-B promulgated by the Securities and Exchange Commission) that occurred during the past five years that is material to an evaluation of the ability or integrity of any director, executive officer, promoter or control person of us.
     None of our directors or officers, or their respective immediate family members or affiliates, is indebted to us. Except as discussed in “—Employment Agreements” below, as of the date of this Information Statement, there is no material proceeding to which any of our directors, officers, affiliates or stockholders is a party or has a material interest adverse to us.
Executive Compensation
     The following Summary Compensation Table sets forth the compensation paid, distributed or accrued for services, including salary, rendered in all capacities during 2006 for Immediatek, Inc. and DiscLive, Inc. by our principal executive officer, former principal executive officer, president and all other executive officers who received, or are entitled to receive, remuneration in excess of $100,000 during the referenced period. Commencing in March 2006, all salary was, and continues to be, paid by DiscLive, Inc. and no officer is currently paid a salary by Immediatek, Inc.
Summary Compensation Table

			All other
Name and principal position	Year	Salary ($)	compensation ($)	Total ($)
Travis Hill	2006	$45,000	—	$45,000
Chief Executive Officer (a)

Paul Marin Former President & Secretary (b)	2006	$84,350	—	$84,350

Zach Bair Former Chief Executive Officer (c)	2006	$40,138	—	$40,138

(a)	Mr. Hill was appointed the Chief Executive Officer of Immediatek, Inc. and DiscLive, Inc. on July 12, 2006, to fill the vacancy created by Mr. Bair’s resignation. Prior to that, Mr. Hill served as Vice President – Artist Relations of DiscLive, Inc. All compensation was paid by DiscLive, Inc., as Mr. Hill is not compensated directly by Immediatek, Inc. See “—Employment Agreements” below.

(b)	Paul Marin was appointed President and Secretary of Immediatek, Inc. and DiscLive, Inc. on July 12, 2006. Prior to that, he served as Chief Operating Officer of Immediatek, Inc. and DiscLive, Inc. This amount represents $5,350 and $79,000 paid by Immediatek, Inc. and DiscLive, Inc., respectively, during 2006. Mr. Marin was terminated as President and Secretary of Immediatek, Inc. and DiscLive, Inc. on April 6, 2007. See “—Employment Agreements” below.

(c)	Zach Bair resigned as Chief Executive Officer of Immediatek, Inc. and DiscLive, Inc. on July 12, 2006. This amount represents $3,000 and $37,138 paid by Immediatek, Inc. and DiscLive, Inc., respectively, during 2006. See “—Employment Agreements” below.
Employment Agreements
     In April 2006, DiscLive, Inc. and Travis Hill entered into at-will employment agreement in connection with his appointment as Vice President – Artist Relations, which remains in effect at this time. In accordance with that agreement, Mr. Hill receives a salary of $60,000 per year and twenty percent (20%) of any Net Recording Profits (as described below) facilitated by him. Net Recording Profits means the Net Profits (as described below) generated from the sale of DiscLive, Inc.’s products under a recording contract during the time period beginning on the date that DiscLive, Inc. enters into that recording contract and ending at the time that DiscLive, Inc.’s employees or agents leave the final venue at which a recording is made pursuant to that recording contract. Net Profits means gross revenue less associated expenses. This agreement also contains confidentiality, invention assignment and non-compete provisions. There is no compensation arrangement between Immediatek, Inc. and Mr. Hill.
     On March 7, 2006, DiscLive, Inc. entered into employment agreements with Zach Bair and Paul Marin that were effective as of March 1, 2006. These employment agreements were a condition to the closing of the purchase and sale of the Series A Convertible Preferred Stock under the Securities Purchase Agreement. In accordance with these employment agreements, Messrs. Bair and Marin continued to be employed as Chief Executive Officer and Chief Operating Officer, respectively, of DiscLive, Inc. for a term of three years. Mr. Marin’s title, however, was changed to President and Secretary in July 2006 following the resignation of Mr. Bair. Pursuant to these employment agreements, the annual salaries for Messrs. Bair and Marin for the first year were $102,000 and $94,800, respectively, and increased at a rate of five percent each year thereafter. DiscLive, Inc. has the right to terminate Messrs. Bair and Marin under their respective employment agreements for “cause” (as set forth in the employment agreement), at which point DiscLive, Inc. would owe them no further compensation. If terminated for a reason other than “cause,” they are entitled to the lesser of (i) the amount payable under their respective employment agreement and (ii) a sum equal to their then current salary, paid in accordance with the regular payroll practices of DiscLive, Inc. That severance amount, however, is subject to a right of offset. These employment agreements also contain confidentiality, invention assignment and non-compete provisions.
     On July 12, 2006, Mr. Bair resigned from all positions with us and DiscLive, Inc. As a result, no further compensation was owing to him. In October 2006, Mr. Bair was released from his obligations under his Employment Agreement. See “—Certain Relationships and Related Transactions” below. On April 6, 2007, Mr. Marin was terminated under his Employment Agreement for “cause.” Accordingly, no further compensation is owing to him. Mr. Marin, however, has informed us that he is disputing his termination for “cause” and demanding his full severance amount. We intend to defend any claims made by Mr. Marin.
Certain Relationships and Related Transactions
     Radical Holdings LP
     Management services: Since June 8, 2006, personnel of Radical Incubation LP, an affiliate of Radical Holdings LP, have provided certain management services, including, among others, legal, financial and technology services, to us and DiscLive, Inc. Management estimated the cost of those services was approximately $29,000 during the period from June 8, 2006 through December 31, 2006. The cost of those services was determined by multiplying the hourly rate of the personnel providing those services by the estimated number of hours expended performing those services. Radical Incubation LP did not require payment for those services. Accordingly, we recorded the cost of those services as a deemed contribution by Radical Holdings LP and as non-cash consulting expense in the financial statements for the year ended December 31, 2006.

     On February 23, 2007, but effective as of January 1, 2007, we entered into a Management Services Agreement with Radical Incubation LP. Pursuant to this Management Services Agreement, personnel of Radical Incubation LP, including the two directors elected above, will provide certain management services to us and DiscLive, Inc., including, among others, legal, financial, marketing and technology. These services will be provided to us at cost of $3,500 per month; however, we are not required to pay these fees and expenses and, accordingly, will account for these costs of services as a deemed contribution to us by Radical Holdings LP.
     Sublease: The sublease for DiscLive, Inc.’s and our office space located at 10488 Brockwood Road, Dallas, Texas 75238 expired on February 28, 2007. As a result, on February 21, 2007, DiscLive, Inc. entered into a Sublease with HDNet LLC, an affiliate of Radical Holdings LP, pursuant to which DiscLive, Inc. subleases from HDNet LLC approximately 600 square feet of office space. The rent is $900 per month, utilities included. This Sublease commenced on March 1, 2007 and expires February 29, 2008. HDNet LLC leases this office space from Radical Computing, Inc., another affiliate of Radical Holdings LP. Immediatek, Inc. utilizes this space, as well, under the same Sublease.
     License Agreement: On June 22, 2006, we entered into a License Agreement with Radical Incubation Management LLC, which is an affiliate of Radical Holdings LP. The License Agreement permits Radical Incubation Management LLC to use, as long as it or its affiliates own a ten percent or greater interest in us, our marks, names and logos to promote us. Radical Incubation Management LLC and its affiliates are not entitled to receive any compensation for their efforts and are not required to pay us for the use of those materials.
     Stock Purchase Agreement: On October 13, 2006, Radical Holdings LP, Zach Bair and we entered into a Stock Purchase Agreement, or the Stock Purchase Agreement, whereby Radical Holdings LP purchased 110,618 shares of our common stock owned by Mr. Bair for an aggregate purchase price of $221,236, or $2.00 per share of our common stock. Mr. Bair had previously issued a warrant to purchase 1,336 shares of our common stock owned by him to a third-party, which expired on February 19, 2007. Pursuant to the Stock Purchase Agreement, Radical Holdings LP had the right, but not the obligation, to purchase from Mr. Bair any shares of our common stock that were not acquired by that third-party pursuant to the warrant at a purchase price of $2.00 per share. That warrant expired without exercise, and on March 8, 2007, Radical Holdings LP purchased all of the shares subject to that warrant from Mr. Bair at a purchase of $2.00 per share. The last reported transaction in our common stock on October 13, 2006, by the Over-the-Counter Bulletin Board was $2.00 per share. Further, the Stock Purchase Agreement provided that Radical Holdings LP and we release Mr. Bair, and Mr. Bair release us and Radical Holdings LP, from, among other things, any and all actions, liabilities, obligations and damages arising prior to October 13, 2006; provided, however, Mr. Bair was not released in any manner from any stockholder derivative litigation and any obligations under that certain Agreement of Waiver, dated as of May 1, 2006, by and between us and Mr. Bair.
     Protective Provisions: Unless the directors designated by the holders of the shares of the Series A Convertible Preferred Stock originally issued under the Securities Purchase Agreement control our board of directors with respect to all actions, for so long as any shares of the Series A Convertible Preferred Stock originally issued under the Securities Purchase Agreement remain outstanding, except where the vote or written consent of the holders of a greater number of our shares is required by law or by our articles of incorporation, and in addition to any other vote required by law or by our articles of incorporation, we cannot, and we are required to cause our subsidiaries not to, as applicable, without the prior vote or written consent of the holders of at least 75% of the shares of the Series A Convertible Preferred Stock originally issued under the Securities Purchase Agreement then outstanding:
     (a) amend our articles or bylaws in any manner that would alter or change any of the rights, preferences, privileges or restrictions of the Series A Convertible Preferred Stock or the shares issuable upon conversion of the Series A Convertible Preferred Stock;
     (b) reclassify any outstanding securities into securities having rights, preferences or privileges senior to, or on a parity with, the Series A Convertible Preferred Stock;

     (c) authorize or issue any additional shares of capital stock (other than to holders of the Series A Convertible Preferred Stock);
     (d) merge or consolidate with or into any corporation or other person;
     (e) sell all or substantially all our respective assets in a single transaction or series of related transactions;
     (f) license all or substantially all of our respective intellectual property in a single transaction or series of related transactions;
     (g) liquidate or dissolve;
     (h) alter any rights of the holders of the Series A Convertible Preferred Stock or change the size of the board of directors;
     (i) declare or pay any dividends (other than dividends payable to us or our subsidiaries) on, or declare or make any other distribution, directly or indirectly, on account of, any shares of our common stock now or hereafter outstanding;
     (j) repurchase any outstanding shares of capital stock;
     (k) approve or modify by ten percent or more the aggregate amount of any annual or other operating or capital budget, or approve or modify by 50% or more any single line item of any such operating or capital budget;
     (l) increase the salary of any officer or employee or pay any bonus to any officer, director or employee not contemplated in a budget or bonus plan approved by directors designated by the holders of the shares of the Series A Convertible Preferred Stock originally issued under the Securities Purchase Agreement then outstanding;
     (m) retain, terminate or enter into any salary or employment negotiations or employment agreement with any employee or any future employee;
     (n) incur indebtedness (other than trade payables) or enter into contracts or leases that require payments in excess of $5,000 in the aggregate;
     (o) make or incur any single capital expenditure;
     (p) award stock options, stock appreciation rights or similar employee benefits or determine vesting schedules, exercise prices or similar features;
     (q) make any material change in the nature of our business or enter into any new line of business, joint venture or similar arrangement;
     (r) pledge our assets or guarantee the obligations of any other individual or entity;
     (s) recommend approval of any new equity incentive plan;
     (t) form or acquire any subsidiary, joint venture or similar business entity; or
     (u) directly or indirectly enter into, or permit to exist, any material transaction with any affiliate of us, any director or officer or any affiliate of a director or officer, or transfer, pay, loan or otherwise obligate us to give cash, services, assets or other items of value to affiliates, officers or directors or any affiliate of a officer or director or commit to do any of the preceding after June 8, 2006, except for employee compensation or for reimbursement of ordinary business expenses.
     Board of Directors: For so long as any shares of the Series A Convertible Preferred Stock originally issued under the Securities Purchase Agreement remain outstanding, the holders of a majority-in-interest of the shares of the Series A Convertible Preferred Stock originally issued under the Securities Purchase Agreement then outstanding have the right to designate all the persons to serve as directors on the board of directors of us and our subsidiaries. If the holders of the shares of the Series A Convertible Preferred Stock originally issued under the Securities Purchase Agreement then outstanding choose not to designate any directors, the holders of a majority-in-interest of the shares of the Series A Convertible Preferred Stock originally issued under the Securities Purchase Agreement then outstanding may appoint a designee to serve as an observer at all meetings of our and our subsidiaries’ board of directors and committees thereof.
     Investor’s Rights Agreement: In connection with, and as a condition to, the purchase and sale of the Series A Convertible Preferred Stock, Radical Holdings LP, Zach Bair, Paul Marin and we entered into an Investor’s Rights Agreement. The Investor’s Rights Agreement grants Radical Holdings LP certain demand, piggy-back and shelf registration rights and sets forth the procedures pursuant to which those rights may be exercised and effected. The Investor’s Rights Agreement also grants Radical Holdings LP rights of first refusal to purchase any or all of our securities that Messrs. Bair or Marin propose to sell or otherwise transfer on the same terms and conditions as the proposed sale or transfer by them. In addition, the Investor’s Rights Agreement provides that Messrs. Bair and Marin are prohibited from selling or otherwise transferring any of our securities owned by them for a period of three years. After three years, they can sell or otherwise transfer half of the securities owned by them. If, however, Messrs. Bair or Marin is terminated for a reason other than cause, upon his termination he can sell a total of ten percent of the securities owned by him in any given month. Further, in the Investor’s Rights Agreement, we covenanted with Radical Holdings LP to certain matters, including, the protective provisions described above. Pursuant to the Stock Purchase Agreement, as discussed above, Radical Holdings LP and we agreed to release Mr. Bair from certain of his obligations, which include his obligations under the Investor’s Rights Agreement. As of the record date, Radical Holdings LP had purchased all of the shares owned by Mr. Bair.
     Travis Hill
     Travis Hill, our Chief Executive Officer, also is a founding partner of Broken Artist Management, an artist management firm that currently manages bands from the southwest region, including Miser, Isadore and Jennifer. In the past two years, Broken Artist Management has contracted with DiscLive, Inc. to record certain of their artists under management, however, such transactions did not exceed $60,000. In the future, Broken Artist Management may contract with DiscLive to record their artists under management.
     Zach Bair
     See “Radical Holdings LP – Stock Purchase Agreement” and “Radical Holdings LP – Investor’s Rights Agreement” above.
     Zach Bair, a former director and our former Chief Executive Officer, made a loan of $43,000 aggregate principal amount to us in 2004. This loan did not bear interest and had no maturity date. We repaid this note with the proceeds from, and shortly following, the sale of our Series A Convertible Preferred Stock.
     Additionally, pursuant to the Securities Purchase Agreement, Mr. Bair agreed that:
•	he would, and he would cause his affiliates and related persons to, cooperate fully with us and Radical Holding LP to consummate the purchase and sale of the Series A Convertible Preferred Stock;

•	he would execute a release in favor of us and our subsidiaries;

•	he would not transfer any of his shares of our common stock or grant any proxies or enter into any voting trust or other agreement or understanding with respect to the voting of his shares of our common stock; and

•	at any meeting of the stockholders or pursuant to any action taken by written consent, he would vote in favor of, or consent to, the adoption of the Securities Purchase Agreement and the approval of the transactions contemplated thereby and vote against, or not consent to, any action that is intended, or could be reasonably expected, to impede, frustrate, interfere with, impair, delay, adversely affect or prevent the consummation of the transactions contemplated by the Securities Purchase Agreement.

     Further, pursuant to an agreement with Mr. Bair, he has waived any and all preemptive rights that he may possess, subject to none of our other stockholders exercising any preemptive rights. In the event that any other stockholder exercises a preemptive right, Mr. Bair is required to exercise his preemptive rights to the extent necessary to maintain his percentage ownership interest in us.
     Paul Marin
     Paul Marin, a director and our former President and Secretary, pursuant to the Securities Purchase Agreement, agreed that:
•	he would, and he would cause his affiliates and related persons to, cooperate fully with us and Radical Holdings LP to consummate the purchase and sale of the Series A Convertible Preferred Stock;

•	he would execute a release in favor of us and our subsidiaries;

•	he would not transfer any of his shares of our common stock or grant any proxies or enter into any voting trust or other agreement or understanding with respect to the voting of his shares of our common stock; and

•	at any meeting of the stockholders or pursuant to any action taken by written consent, he would vote in favor of, or consent to, the adoption of the Securities Purchase Agreement and the approval of the transactions contemplated thereby and vote against, or not consent to, any action that is intended, or could be reasonably expected, to impede, frustrate, interfere with, impair, delay, adversely affect or prevent the consummation of the transactions contemplated by the Securities Purchase Agreement.
     Further, pursuant to an agreement with Mr. Marin, he waived any and all preemptive rights that he may possess, subject to none of our other stockholders exercising any preemptive rights. In the event that any other stockholder exercises a preemptive right, Mr. Marin is required to exercise his preemptive rights to the extent necessary to maintain his percentage ownership interest in us.
     Jess Morgan
     On January 23, 2006, Jess Morgan & Company, or JSM, and we entered into that certain Agreement, Settlement and Release, or the JSM Release, which was subsequently amended on March 15, 2006. In accordance with the JSM Release, as amended, we amended the warrant previously issued to JSM to remove provisions contained in the warrant that granted us rights to call the warrant upon certain events. Additionally, under the JSM Release, as amended, we agreed, after the consummation of the 100-for-one reverse stock split and prior to the closing of the purchase and sale of the Series A Convertible Preferred Stock, to issue to JSM a total of 94,157 shares of our common stock, or such other amount necessary to result in JSM holding 25% of our outstanding common stock after giving effect to the reverse stock split and immediately prior to the closing of the purchase and sale of the Series A Convertible Preferred Stock. In consideration for the above waiver and issuance, JSM agreed, upon receipt of those shares and subject to the closing of the purchase and sale of the Series A Convertible Preferred Stock, to terminate all agreements, other than the warrant, between it and us, including, without limitation, the Proposal of Terms and a letter agreement regarding operation guidelines, and forever waive and release any and all rights, claims and other matters that JSM may have. On June 7, 2006, in accordance the JSM Release, we issued JSM 98,783 shares of our common stock.
     Gary Blum
     On November 29, 2004, Gary Blum, one of our stockholders, made a loan to us of $160,000 aggregate principal amount. On October 28, 2005, Mr. Blum made another loan to us of $140,500 aggregate principal amount. Each of these loans were evidenced by a Secured Convertible Promissory Note. Additionally, prior to 2006, Mr. Blum advanced an aggregate of $36,129 to us and our subsidiaries. Effective January 31, 2006, the amounts owed to Mr. Blum under these notes and advances were consolidated into one note, which was convertible into our common stock at a conversion price of $0.125 per share (pre-split). Pursuant to the consolidated note, Mr. Blum was required to, and did, convert $300,500 aggregate principal amount into shares of our common stock in accordance with the terms of the consolidated note immediately prior to the sale of the Series A Convertible Preferred Stock. The consolidated note bore interest at ten percent per annum. Mr. Blum, however, pursuant to a Waiver and Release, effective as of February 1, 2006, waived any and all accrued but unpaid interest on the notes and consolidated note.
     The original notes and the consolidated note were guaranteed by DiscLive, Inc. pursuant to that certain Unlimited Guaranty, dated as of November 29, 2004. Additionally, the obligations under the original notes and the consolidated note were secured by all of the assets of DiscLive, Inc. pursuant to that certain Collateral Assignment and Security Agreement, dated as of November 29, 2004.
     The consolidated note was converted on June 7, 2006 into 24,040 shares of our common stock. We repaid the remaining outstanding principal amount shortly following the closing of the purchase and sale of our Series A Convertible Preferred Stock.
     Osias Blum
     On November 29, 2004, Osias Blum, one of our stockholders, made a loan to us of $175,000 aggregate principal amount. This loan was evidenced by a Secured Convertible Promissory Note that bore interest at ten percent per annum. This note was guaranteed by DiscLive, Inc. pursuant to that certain Unlimited Guaranty, dated as of November 29, 2004. Additionally, our obligations under this note were secured by the all of the assets of DiscLive, Inc. pursuant to that certain Collateral Assignment and Security Agreement, dated as of November 29, 2004.
     On April 8, 2005, Osias Blum made another loan to us of $425,000 aggregate principal amount, which was evidenced by a Secured Promissory Note. This note bore interest at a rate of 10% per annum. Our obligations under this note were secured by all our tangible and intangible assets, other than those assets previously pledged on prior debt transactions to other secured parties, pursuant to that certain Collateral Assignment and General Security Agreement, dated as of April 8, 2005.
     On January 9, 2006, Osias Blum and we entered into a Note Conversion Agreement, Waiver and Release, which was subsequently amended on March 15, 2006. Pursuant to this agreement, as amended, Osias Blum agreed to, and did, convert $150,000 of the indebtedness owed to him under these notes into our common stock at a conversion price of $0.125 per share (pre-split). Additionally, pursuant to this agreement, Osias Blum waived any and all accrued but unpaid interest under these notes.
     On June 7, 2006, we issued Osias Blum 12,000 shares of our common stock upon the agreed conversion of $150,000 aggregate principal outstanding under the notes. We repaid the remaining outstanding principal amount under these notes shortly following the closing of the purchase and sale of our Series A Convertible Preferred Stock.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers, and persons who beneficially own more than ten percent (10%) of our stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors, certain officers and greater than ten percent (10%) beneficial owners are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.
     Based solely on a review of the copies furnished to us and representations from certain directors and officers, we believe that all Section 16(a) filing requirements for the fiscal year ended December 31, 2006, applicable to our directors, certain officers and greater than ten percent (10%) beneficial owners were satisfied, other than as follows:

•	Our records indicate that Zach Bair, our former Chief Executive Officer and a former director, and Paul Marin, a director and our former President and Secretary, never filed any reports pursuant to Section 16(a) of the Exchange Act. Messrs. Bair and Marin no longer hold any positions with us, except that Mr. Marin remains a director on our board of directors until his removal becomes effective (See “Action One – Stockholder Proposal – Removal of Director” above).

•	Our records also indicate that Jess Morgan & Co. Inc. has failed to file any reports pursuant to Section 16(a) of the Exchange Act.

•	Radical Holdings LP filed a Form 4 on November 16, 2006, that inadvertently omitted three additional open market purchase transactions totaling 2,000 shares of common stock. The following day, that Form 4 was amended to correct the error.
     Except as described immediately above, we believe that no other Forms 5 for certain directors, officers and greater than ten percent (10%) beneficial owners were required to be filed with the Securities and Exchange Commission for the period ended December 31, 2006.
Audit Report
     Our board of directors performed the functions of an audit committee for the fiscal year ended December 31, 2006, and continues to perform those functions. Accordingly, we do not currently operate under audit committee charter. During 2006, our board of directors consisted of the following persons: Zach Bair (until July 12, 2006), Paul Marin and Darin Divinia (from July 12, 2006 forward). None of those directors were independent under the rules promulgated by the Securities and Exchange Commission and the rules of the American Stock Exchange applicable to audit committees.
     Management is responsible for our internal controls and the financial reporting process. KBA Group LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards. The board of directors’ responsibility is to monitor and oversee the financial reporting processes.
     In this context, our board of directors reviewed and discussed the audited financial statements with both management and KBA Group LLP. Specifically, our board of directors has discussed with KBA Group LLP the matters required to be discussed by statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU ss.380), as amended and adopted by the Public Accounting Oversight Board.
     Our board of directors received from KBA Group LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KBA Group LLP the issue of its independence from us.
     Based on our board of directors’ review of the audited financial statements and its discussions with management and KBA Group LLP noted above, our board of directors recommended and approved the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-KSB for the year ended December 31, 2006.
     This report has been furnished by the current members of our board of directors, excluding Paul Marin, who is being removed pursuant to “Action One – Stockholder Proposal – Removal of Director” above.
Darin Divinia

ACTION THREE
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
     KBA Group LLP served as our independent registered public accounting firm for 2006 following its engagement on September 13, 2006, and has been selected to serve as our independent registered public accounting firm for 2007, unless our board of directors subsequently determines that a change is desirable.
     Our previous independent registered public accounting firm, Beckstead and Watts, LLP, was dismissed on September 12, 2006. In anticipation of the dismissal of Beckstead and Watts, LLP, our board of directors approved the engagement of KBA Group LLP as our independent registered public accounting firm for the fiscal year ended 2006 by written consent, to be effective the day following the dismissal of Beckstead and Watts, LLP. During the two most recent fiscal years and the interim periods preceding the engagement of KBA Group LLP, we had not consulted with KBA Group LLP regarding:
•	the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, and neither written nor oral advice was provided that was an important factor considered by us in reaching a decision as to the accounting for an auditing or financial reporting issue; or

•	any matter that was the subject of a disagreement or event identified in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-B.
     The reports of Beckstead and Watts, LLP on our consolidated balance sheets as of December 31, 2005 and 2004, including as restated, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2005 and 2004, including as restated, respectively, did not contain an adverse opinion or disclaimer of opinion and the reports were not modified as to uncertainty, audit scope or accounting principles. The reports of Beckstead and Watts, LLP, however, contained an explanatory paragraph relating to our ability to continue as a going concern.
     During our fiscal years ended December 31, 2005 and 2004 and during the subsequent interim periods preceding the dismissal, there were no disagreements, whether or not resolved, with Beckstead and Watts, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Beckstead and Watts, LLP, would have caused Beckstead and Watts, LLP to make reference to the subject matter of the disagreements in connection with its report on the financial statements for those years. During fiscal years 2004 and 2005 and through September 12, 2006, no information is required to be reported under Item 304(a)(1)(iv)(B) of Regulation S-B.
Action
     While stockholder ratification is not required for the selection of KBA Group LLP as our independent registered public accounting firm, since our board of directors has the ultimate responsibility for the selection of our independent registered public accounting firm, the selection was ratified solely with a view toward soliciting the stockholders’ opinion on the matter, which opinion will be taken into consideration by the board of directors in its future deliberations.
Vote Required; Manner of Approval
     The ratification of the appointment of KBA Group LLP as our independent registered public accounting firm requires the affirmative vote or written consent of a majority of the shares entitled to vote at a meeting of stockholders. Section 2.17 of our Bylaws and Section 78.320 of the Nevada Revised Statutes permit any corporate action, upon which a vote of stockholders is required or permitted, to be taken without a meeting, provided that written consents are received from stockholders having at least the requisite number of shares that would be necessary to authorize or take such action if a meeting was held at which all shares entitled to vote thereon were present and voted. Accordingly, the ratification of the appointment of KBA Group LLP as our independent registered public accounting firm may be effected by a written consent executed by stockholders representing at least a majority of our outstanding stock entitled to vote. Since Radical Holdings LP represents 96.2% of our outstanding voting stock on the record date, the written consent that it delivered on April 12, 2007, is sufficient to ratify the appointment and no further vote, approval or consent of stockholders is required to approve or authorize this action.
OUR BOARD OF DIRECTORS RECOMMENDED A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KBA GROUP LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Effective Date
     The ratification of the appointment of KBA Group LLP as our independent registered public accounting firm will be effective 20 days following the initial mailing of this Information Statement, or May 24, 2007.
Audit Fees
     Fees billed by Beckstead and Watts, LLP for the audit of our 2005 annual financial statements, the preparation of our Annual Report on Form 10-KSB for that year and the reviews of the quarterly financial statements included in our Forms 10-QSB for such year, totaled $51,000. Fees billed by Beckstead and Watts, LLP for the reviews of the quarterly financial statements included in our Forms 10-QSB for 2006 for which they were engaged and the review of our 2006 Annual Report on Form 10-KSB, totaled $11,750. Fees billed by KBA Group LLP for the audit of our 2006 annual financial statements, the preparation of our 2006 Annual Report on Form 10-KSB and the reviews of the quarterly financial statements included in our Forms 10-QSB during the period in which they were engaged, totaled $47,975.
Audit-Related Fees
     In addition to the amounts set forth under Audit Fees above, during 2006, fees totaling $14,013 were billed by Beckstead and Watts, LLP for the restatement of our financial statements for the years ended December 31, 2005, 2004 and 2003. Except as disclosed, no other assurance or audit related services that were reasonably related to the performance of the audit or review of our financial statements for those years were billed by Beckstead and Watts, LLP or by KBA Group LLP.
Tax Fees
     No fees were billed by Beckstead and Watts, LLP or KBA Group LLP for tax compliance, tax advice and tax planning for 2005 or 2006.
All Other Fees
     In 2005 and 2006, neither Beckstead and Watt, LLP nor KBA Group LLP billed us for any other services.
Board of Directors’ Policy Regarding Pre-approval of Non-Audit Services
     Our board of directors pre-approves the nature and estimated amount of non-audit services to be provided to us by our independent registered public accounting firm, taking into consideration the impact that the rendition of such services could have on auditor independence. Non-audit services were not rendered to us during 2006 by KBA Group LLP or Beckstead and Watts, LLP.

OTHER BUSINESS
     No other business was acted upon by our majority stockholder other than that which is explained in this Information Statement.
SUBMISSION OF STOCKHOLDER PROPOSALS
Stockholder Proposals
     We anticipate that in lieu of an annual meeting of stockholders for the year ending December 31, 2007, our majority stockholder will submit a written consent in April 2008. Any stockholder who wishes to present a proposal for action prior to the submission of a written consent by the majority stockholder and who wishes to have it set forth in the information statement prepared by us, must deliver such proposal to our Secretary at our principal executive offices, no later than March 15, 2008, in such form as is required under regulations promulgated by the Securities and Exchange Commission.
Other Stockholder Proposals for Presentation
     In the event that we hold an annual meeting of stockholders next year, with respect to any proposal that is not submitted for inclusion in that proxy statement, but is instead sought to be presented directly at the annual meeting of stockholders, the stockholder must deliver or mail a notice of the stockholder proposal, together with all of the information and materials discussed below, to our Secretary, which notice must be received at our principal executive offices not earlier than January 1, 2008, and not later than March 21, 2008.
     In order to be eligible to submit a stockholder proposal notice, the stockholder must be a stockholder of record at the time of giving the notice of the proposal and entitled to vote at the meeting. The stockholder proposal notice must set forth for each matter proposed to be brought before the meeting:
•	a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal regarding the amendment of either our Articles of Incorporation or Bylaws, the language of the proposed amendment;

•	the name and address, as they appear on our books, of the stockholder proposing such business;

•	a representation of the stockholder as to the class and number of shares of our capital stock that are beneficially owned by such stockholder, and the stockholder’s intent to appear in person or by proxy at the meeting to propose such business;

•	a list of the names and addresses of other beneficial owners of shares of our capital stock, if any, with whom such stockholder is acting in concert, and the number of shares of each class of our capital stock beneficially owned by each such beneficial owner; and

•	any material interest of the stockholder in such proposal or business
     Within fourteen days after the stockholder proposal notice, together with all of the information and materials discussed immediately above, has been submitted to our Secretary, our Secretary and board of directors will determine whether the items submitted are in the form and within the time indicated and will provide notice in writing to the person submitting the stockholder proposal of their determination. In the event that the stockholder fails to submit a required item in the form and within the time indicated, Securities and Exchange Commission rules permit our management to vote proxies in its discretion on the matter at the meeting.
Director Nominations
     Stockholders who are entitled to vote in the election of directors at the 2008 annual meeting of stockholders, assuming an actual meeting is held, may nominate directors to be elected. To nominate a director for election, the stockholder must deliver or mail a notice in writing of the nomination to our Secretary, which notice must be received at our principal executive offices not earlier than January 1, 2008, and not later than March 21, 2008. The notice shall set forth:

•	the name, age and business and residential addresses of each person to be nominated;

•	the principal occupation or employment of each person to be nominated;

•	the class and number of shares of our capital stock beneficially owned by each person to be nominated;

•	the name and address of the person submitting the nomination or nominations;

•	the number of shares of each class of our capital stock of which the person submitting the nomination or nominations is the beneficial owner;

•	the name and address of each of the persons with whom the person submitting the nomination or nominations is acting in concert with;

•	the number of shares of our capital stock beneficially owned by each person with whom the person submitting the nomination or nominations is acting in concert with;

•	a description of all arrangements or understandings between the person submitting the nomination or nominations and each person to be nominated and any other persons (naming those persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•	other information with respect to each person to be nominated that would be required to be provided in a proxy statement prepared in accordance with Regulation 14A promulgated under the Securities Exchange Act of 1934; and

•	a consent executed by each person to be nominated to the effect that, if elected as a member of our board of directors, he or she will serve.
     Within fourteen days after the nomination notice, together with all of the information and materials discussed immediately above, has been submitted to our Secretary, our Secretary will determine whether the evidence of the person making the nomination or nominations as a stockholder is reasonably satisfactory and will provide notice in writing to the person making the nomination or nominations of his determination. If our Secretary determines that the evidence is not reasonably satisfactory, or if the person fails to submit the requisite information in the form or within the time indicated, the nomination or nominations will be ineffective for the election at the meeting at which the person is to be nominated.
ADDITIONAL INFORMATION AND QUESTIONS
     A copy of these materials and our Annual Report on Form 10-KSB for the year ended December 31, 2006, will be furnished, without charge, to any person who provides a written request to our Secretary at the address listed below.
     If you have any questions or need more information about the matters discussed in this Information Statement, you may write to us at:
Immediatek, Inc.
320 South Walton
Dallas, Texas 75226
Attention: Secretary
     You also may call us at (214) 744-8801 or email us at publicfilingsinfo@immediatek.com.

320 South Walton
Dallas, Texas 75226